Exhibit 23.1









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 to register 400,000 shares under the 2000
Non-Employee Directors Stock Plan of our report dated January 21, 2000 incorporated by reference in Newmont Mining Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
---------------------------
ARTHUR ANDERSEN LLP

Denver, Colorado,
     May 31, 2000.